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                                                                   Exhibit 23.3

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements Nos. 333-01574, 333-12789, and 333-24581 on Form S-8, Registration Statements Nos. 333-10383 and 333-14025 on Form S-3, and Registration Statement No. 333-13133 on Form S-4 of U.S. Office Products Company of our report dated June 7, 1996 and October 24, 1996 on the financial statements of Fortran Corp. As of and for the period ended March 31, 1996, appearing in the Annual Report on Form 10-K/A Amendment No. 1 of U.S. Office Products Company for the year ended April 26, 1997.

/s/Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC

Springfield, Virginia
August 18, 1997